UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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☒	Definitive Information Statement

HEARTSTAT TECHNOLOGY, INC.

(Name of Registrant As Specified in its Charter)

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HEARTSTAT TECHNOLOGY, INC.

530 Wilshire Blvd, #304

Santa Monica, California 90401

(310) 451-7400

INFORMATION STATEMENT

CORPORATE ACTION TO BE TAKEN EFFECTIVE MARCH 1, 2006

INTRODUCTION

This Information Statement will be first sent or given to shareholders on or about February 9, 2006, in connection with corporate action to be taken effective March 1, 2006. HeartSTAT Technology, Inc. (the “Company”) has adopted an amendment to its Certificate of Incorporation, which has an effective date of March 1, 2006.

**We Are Not Asking You for a Proxy and You are Requested Not to Send Us a Proxy.**

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities

Shareholders of the Company have adopted the amendment to the Certificate of Incorporation by means of a written consent dated February 6, 2006. On that date, 67,402,887 shares of Common Stock were issued and outstanding.

Voting Rights and Requirements

Consent from the holders of a majority of the shares outstanding was required to adopt the amendment to the Certificate of Incorporation.

Principal Security Holders

The following table sets forth information, as February 6, 2006, with respect to the beneficial ownership of the Company’s Common Stock by each person known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock and by directors and officers of the Company, both individually and as a group:

Beneficial Owners	Shares Owned Beneficially and of Record	Percent of Class (1)
David James Curd 1600 W 25th Street Miami Beach, FL 33140	40,000,000	59.3%
Garrett K. Krause 23852 PCH, #736 Malibu, CA 90265	15,000,000 (2)	22.3%

HeartSTAT Technology, Inc. Information Statement - Page 1 of 2

Beneficial Owners	Shares Owned Beneficially and of Record	Percent of Class (1)
Solution Med Ventures C/o G.K. Krause 1521 Alton Road, #352 Miami Beach, FL 33139	4,000,000 (2)	5.9%
FutureVest MicroCap Fund C/o G.K. Krause 1521 Alton Road, #352 Miami Beach, FL 33139	4,000,000 (2)	5.9%
Diamond Ventures C/o G.K. Krause 1521 Alton Road, #352 Miami Beach, FL 33139	4,000,000 (2)	5.9%
EAngels Technology Fund C/o G.K. Krause 1521 Alton Road, #352 Miami Beach, FL 33139	3,000,000 (2)	4.4%
David P. Over	0	-
Officers and directors as a group (2 persons)	40,000,000	59.3%

__________

(1)

Based on 67,402,887 shares outstanding. If a person listed on this table has the right to obtain additional shares of common stock within 60 days from February 6, 2006, the additional shares are deemed to be outstanding for the purpose of computing the percentage of class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of any other person.

(2)

Includes 4,000,000 shares owned of record by FutureVest MicroCap Fund; 4,000,000 shares owned by SolutionMed Ventures; 4,000,000 shares owned by Diamond Ventures; and 3,000,000 shares owned by eAngels Technology Fund. Garrett K. Krause is an investment manager that manages equity investments and partnerships for the eAngels Syndicate of investors. Mr. Garrett K. Krause is deemed the beneficial owner of a total of 15,000,000 shares or 22.3% of the total outstanding shares of common stock.

Changes in Control

As of November 1, 2005, we issued 40,000,000 shares to David James Curd as full and complete payment of debt in the amount of $243,380.77.

AMENDMENT TO THE CERTIFICATE OF INCORPORATION

The Company has determined to amend its Certificate of Incorporation by changing its name to Verdant Technology Corporation.

Management believes that this new name will more clearly reflect the Company’s new business focus, as the Company sold the assets relating to the “HeartSTAT Technology” in October 2005.

HeartSTAT Technology, Inc. Information Statement - Page 2 of 2